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Exhibit 5.1

March 4, 2019

GrafTech International Ltd.
982 Keynote Circle
Brooklyn Heights, Ohio 44131

        Re: GrafTech International Ltd. Registration Statement on Form S-1

Ladies and Gentlemen:

        We have acted as special counsel to GrafTech International Ltd., a corporation organized under the laws of Delaware (the "Company"), in connection with the preparation of a registration statement on Form S-1 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the registration of the offering and sale by BCP IV GrafTech Holdings LP, a Delaware limited partnership (the "Selling Stockholder"), of shares of common stock of the Company, par value $0.01 per share (the "Common Stock" and, together with additional shares of the Common Stock to be sold by the Selling Stockholder upon the exercise of the underwriters' option to purchase additional shares, the "Securities"), that are issued and outstanding.

        In arriving at the opinions expressed below, we have reviewed the following documents:

  (a)
  the Registration Statement;

  (b)
  the form of underwriting agreement between the Company, the Selling Stockholder and the representatives on behalf of each of the several underwriters named in Schedule 1 thereto, included as Exhibit 1.0 to the Registration Statement; and

  (c)
  copies of the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws certified by the Secretary of State of the State of Delaware and the corporate secretary of the Company, respectively.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

        In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

        Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that the Securities have been validly issued by the Company and are fully paid and nonassessable.

        Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, (a) we have assumed that the Company and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Company regarding matters of the federal law of the United States of America or the law of the State of New York or the General Corporation Law of the State of Delaware that in our experience normally would be applicable to general business entities with respect to such agreement or obligation), and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

        The foregoing opinions are limited to the General Corporation Law of the State of Delaware.

        We hereby consent to the use of our name in the Registration Statement under the heading "Legal Matters" as counsel for the Company that has passed on the validity of the Securities and to the filing of this opinion letter as Exhibit 5.1 to the Company's Registration Statement on Form S-1 dated March 4, 2019. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

        The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,
CLEARY GOTTLIEB STEEN & HAMILTON LLP
By:	/s/ SANDRA L. FLOW Sandra L. Flow, a Partner

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  Exhibit 5.1